November 6, 2014

William Lyon Homes

William Lyon Homes, Inc.

4695 MacArthur Court, 8th Floor

Newport Beach, CA 92660

Re:	Registration Statement on Form S-3; Mountain Falls, LLC and
Mountain Falls Golf Course, LLC

Ladies and Gentlemen:

We have acted as special Nevada counsel in the State of Nevada (“State”) to Mountain Falls, LLC, a Nevada limited liability company (“Mountain Falls”) and Mountain Falls Golf Course, LLC, a Nevada limited liability company (“MFGC,” and together with Mountain Falls, the “Nevada Guarantors”) in connection with a Registration Statement on Form S-3 (File No. 333-198793) (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), initially filed with the Securities and Exchange Commission (“Commission”) on September 17, 2014, under the Securities Act of 1933, as amended (the “Act”) by William Lyon Homes, a Delaware corporation (“Parent”) and William Lyon Homes, Inc., a California corporation (“California Lyon”) (Parent and California Lyon, collectively, “Company”), relating to the registration for issue and sale by the Company of up to $600,000,000 offering price of (i) shares of Parent’s Class A common stock, $0.01 par value per share (“Common Stock”), (ii) shares of one or more series of Parent’s preferred stock, $0.01 par value per share (“Preferred Stock”), (iii) one or more series of Parent’s debt securities (“Parent Debt Securities”) to be issued pursuant to an Indenture, in the form filed as Exhibit 4.1 to the Registration Statement, to be entered into between Parent and U.S. Bank National Association (the “Trustee”), and one or more supplements or officer’s certificates thereto or resolutions of the Board of Directors of Parent, in each case establishing the terms of each such series (collectively, the “Parent Indenture”), (iv) one or more series of California Lyon’s debt securities (the “California Lyon Debt Securities,” and, together with the Parent Debt Securities, the “Debt Securities”) to be issued pursuant to an Indenture, in the form filed as

Exhibit 5.3

ALBANY

AMSTERDAM

ATLANTA

AUSTIN

BOSTON

CHICAGO

DALLAS

DELAWARE

DENVER

FORT LAUDERDALE

HOUSTON

LAS VEGAS

LONDON*

LOS ANGELES

MEXICO CITY+

MIAMI

MILAN**

NEW JERSEY

NEW YORK

NORTHERN VIRGINIA

ORANGE COUNTY

ORLANDO

PALM BEACH

COUNTY

PHILADELPHIA

PHOENIX

ROME**

SACRAMENTO

SAN FRANCISCO

SEOUL¥

SHANGHAI

SILICON VALLEY

TALLAHASSEE

TAMPA

TEL AVIV^

WARSAW~

WASHINGTON, D.C.

WESTCHESTER

COUNTY

*   OPERATES AS GREENBERG TRAURIG MAHER LLP

+   OPERATES AS GREENBERG TRAURIG, S.C.

^    A BRANCH OF GREENBERG TRAURIG, P.A. FLORIDA, USA

~   OPERATES AS GREENBERG TRAURIG GRZESIAK sp.k.

¥    OPERATES AS GREENBERG TRAURIG LLP FOREIGN LEGAL CONSULTANT OFFICE

** STRATEGIC ALLIANCE

GREENBERG TRAURIG, LLP  ¡  ATTORNEYS AT LAW  ¡  WWW.GTLAW.COM

3773 Howard Hughes Parkway, Suite 400 North ¡ Las Vegas, Nevada 89169  ¡  Tel 702.792.3773  ¡  Fax 702.792.9002

William Lyon Homes

November 6, 2014

Exhibit 4.1 to the Registration Statement, to be entered into between California Lyon and the Trustee, and one or more supplements or officer’s certificates thereto or resolutions of the Board of Directors of California Lyon, in each case establishing the terms of each such series (collectively, the “California Lyon Indenture,” and, together with the Parent Indenture, the “Indentures”), (v) depositary shares of Parent (“Depositary Shares”), (vi) warrants of Parent (“Warrants”), (vii) purchase contracts of Parent (“Purchase Contracts”), (viii) units of Parent (“Units”), (ix) guarantees of the Parent Debt Securities (the “Parent Guarantees”) by California Lyon or one or more of the guarantors identified in the Table of Additional Registrants to the Registration Statement, including the Nevada Guarantors (the “Specified Guarantors,” and collectively with California Lyon, the “Parent Guarantors”) to be issued pursuant to the Parent Indenture and (x) guarantees of the California Lyon Debt Securities (the “California Lyon Guarantees,” and, together with the Parent Guarantees, the “Guarantees,” and those Guarantees to be executed and delivered by the Nevada Guarantors, the “Nevada Guarantees”) by Parent or one or more of the Specified Guarantors, including the Nevada Guarantors (collectively, the “California Lyon Guarantors,” and, together with the Parent Guarantors, the “Guarantors”). The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Units and Guarantees, plus any additional Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Units and Guarantees that may be registered pursuant to any subsequent registration statement that Parent or California Lyon may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with an offering by Parent or California Lyon contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”

In connection with this opinion, we have examined:

1. Articles of Organization of Mountain Falls as filed with the Nevada Secretary of State on March 30, 2004;

2. Operating Agreement of Mountain Falls dated June 11, 2004, as amended by that certain Agreement Regarding Amendment to Operating Agreements dated June 22, 2007;

3. Articles of Organization of MFGC filed with the Nevada Secretary of State on June 4, 2004; and

4. Operating Agreement of MFGC dated June 11, 2004, as amended by that certain Agreement Regarding Amendment to Operating Agreements dated June 22, 2007; and

5. Unanimous Written Consent of the Company and the Parent Guarantors (including the Nevada Guarantors) dated June 14, 2014.

We have also examined such other records of the limited-liability company proceedings of the Nevada Guarantors as we have deemed relevant, as well as the Registration Statement and the Indentures. In our capacity as special Nevada counsel to the Nevada Guarantors in connection with such registration, we are familiar with the proceedings proposed to be

William Lyon Homes

November 6, 2014

taken by the Nevada Guarantors in connection with the authorization and issuance of the Nevada Guarantees.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof and the truthfulness of all statements of fact set forth in the documents and records examined by us.

In providing the opinions set forth below, we have assumed that at the time of execution of the Nevada Guarantees by the Nevada Guarantors:

(a) the Parent Indenture or California Lyon Indenture, as applicable, will have been duly authorized, executed and delivered by all necessary corporate action of Parent or California Lyon, as applicable;

(b) the specific terms of a particular series of Debt Securities will have been duly established in accordance with the terms of the Parent Indenture or California Lyon Indenture, as applicable, and authorized by all necessary corporate action of Parent or California Lyon, as applicable;

(c) such Debt Securities will have been duly authorized, executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Parent Indenture or California Lyon Indenture, as applicable, and in the manner contemplated by the applicable Prospectus;

(d) such Debt Securities will be the legally valid and binding obligations of Parent or California Lyon, as applicable, enforceable against Parent or California Lyon, as applicable, in accordance with their terms;

(e) the specific terms of a particular Parent Guarantee or California Lyon Guarantee of such series of Debt Securities by a Parent Guarantor or California Lyon Guarantor will have been duly established in accordance with the appropriate Indenture and authorized by all necessary corporate, limited liability company or partnership action of such Guarantor, as applicable;

(f) if applicable, a supplement to the Indenture providing for such Parent Guarantee or California Lyon Guarantee will have been duly authorized by all necessary corporate, limited liability company or partnership action of such Guarantor, as applicable;

(g) such Parent Guarantee or California Lyon Guarantee will have been duly executed, issued and delivered in accordance with the applicable Indenture and supplement to the Indenture, if applicable, and in the manner contemplated by the applicable Prospectus.

William Lyon Homes

November 6, 2014

(h) the Registration Statement, as finally amended (including all post-effective amendments) has become effective under the Act.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

1. The Nevada Guarantees, when executed and delivered, will constitute valid and binding obligations of the respective Nevada Guarantors, enforceable in accordance with their terms.

2. If executed and delivered on the date hereof, the execution and delivery of the Nevada Guarantees by the Nevada Guarantors would not violate (i) any applicable statute, rule or regulation of the State of Nevada, or (ii) such Nevada Guarantors’ articles of organization or operating agreement.

The opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) the effects of general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether enforcement is considered in a proceeding in equity or law; (iii) the invalidity, under certain circumstances, of provisions for the indemnification of or contribution to a party with respect to liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, and (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief.

While certain members of the firm are admitted to practice in other jurisdictions, for purposes of this letter, we have not examined any laws other than the laws of the State of Nevada, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Nevada. This letter is given only with respect to Nevada Laws as they currently exist, and we undertake no obligation or responsibility to update or supplement this letter in response to subsequent changes in the law or future events affecting the transactions contemplated in the Registration Statement.

William Lyon Homes

November 6, 2014

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matter. This opinion is being furnished to the Company for its benefit and for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. This opinion may be relied upon by you and by persons entitled to rely upon it pursuant to applicable provisions of the Act. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ GREENBERG TRAURIG, LLP